Exhibit 4.3

[Form of Indenture]

ORBCOMM INC.

AND

[                    ],

as Trustee

INDENTURE

Dated as of

[            ], 20[    ]

Debt Securities

i

Section 14.04 Securities Payable on the Repayment Date.	59

ARTICLE FIFTEEN IMMUNITY OF INCORPORATORS, SHAREHOLDERS, OFFICERS AND DIRECTORS	59

Section 15.01 Exemption from Individual Liability.	59

TABLE SHOWING REFLECTION IN THE INDENTURE OF CERTAIN

PROVISIONS OF TRUST INDENTURE ACT OF 1939*

TIA	Indenture Section

§ 310 (a)(1)	6.09
(a)(2)	6.09
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	Not Applicable
(b)	6.08
(c)	Not Applicable
§ 311 (a)	6.13
(b)	6.13
(c)	Not Applicable
§ 312 (a)	7.01, 7.02(a)
(b)	7.02(b)
(c)	7.02(c)
§ 313 (a)	7.03
(b)	7.03
(c)	7.03
(d)	7.03
§ 314 (a)	7.04
(b)	Not Applicable
(c)(1)	1.02
(c)(2)	1.02
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	1.02
§ 315 (a)	6.01(a), 6.01(c)
(b)	6.02, 7.03
(c)	6.01(b)
(d)	6.01
(d)(1)	6.01(a)
(d)(2)	6.01(c)(2)
(d)(3)	6.01(c)(3)
(e)	5.14
§ 316 (a)	1.01 (“Outstanding”)
(a)(1)(A)	5.12
(a)(1)(B)	5.13
(a)(2)	Not Applicable
(b)	5.08
(c)	1.04(f)
§ 317 (a)(1)	5.03
(a)(2)	5.04
(b)	10.03
§ 318 (a)	1.07

*	This Table is not part of the Indenture.

v

INDENTURE dated as of [            ], 20[    ] between ORBCOMM INC., a Delaware corporation (hereinafter called the “Company”) having its principal office at 2115 Linwood Avenue, Suite 100, Fort Lee, New Jersey 07024, and [                    ], a [                    ], as trustee (hereinafter called the “Trustee”), having its principal corporate trust office at [                    ].

RECITALS OF THE COMPANY

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance hereunder from time to time of its debentures, notes or other evidences of indebtedness (herein called the “Securities”), to be issued in one or more series as in this Indenture provided.

All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders (as defined below) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01 Definitions

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the term “this Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities established as contemplated by Section 3.01;

(2) all references in this Indenture to designated “Articles”, “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this Indenture as originally executed. The words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(3) the terms defined in this Article One have the meanings assigned to them in this Article One and include the plural as well as the singular;

(4) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(5) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation;

(6) certain terms, used principally in Article Three, are defined in that Article; and

(7) the following terms shall have the following meanings:

“Act” when used with respect to any Securityholder has the meaning specified in Section 1.04.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Authenticating Agent” means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate and deliver Securities.

“Board of Directors” means the Board of Directors of the Company or any committee of that Board duly authorized to act for it hereunder.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” when used with respect to any Place of Payment, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment are authorized or obligated by law, regulation or executive order to close.

“capital stock” means stock of any class of a corporation.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the corporation named as the “Company” in the first paragraph of this Indenture until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor corporation.

“Company Request”, “Company Order” and “Company Consent” mean, respectively, a written request, order or consent signed in the name of the Company by its Chief Executive Officer, President or a Vice President, and by its Treasurer, an Assistant Treasurer, Secretary, or an Assistant Secretary, and delivered to the Trustee.

“corporation” includes corporations, associations, companies and business trusts.

“Currency” means any currency or currencies, composite currency or composite currencies, or currency unit or currency units issued by the government of one or more countries or by any recognized confederation or association of such governments.

“Defaulted Interest” has the meaning specified in Section 3.07(a).

“Depositary” means, with respect to the Securities of any series issuable or issued in the form of a Global Security, the Person designated as Depositary by the Company pursuant to Section 3.01 until a successor Depositary shall have become such as provided pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each Person which is then a Depositary hereunder with respect to any Securities of such series. If at any time there is more than one such Person which is then a Depositary with respect to the Securities of any series, “Depositary” as used with respect to any Securities of such series shall mean each Person which is then a Depositary with respect to such Securities.

“Dollar” or “$” means a dollar or other equivalent unit in such coin or Currency of the United States as at the time shall be legal tender for the payment of public and private debts.

“Event of Default” has the meaning specified in Article Five.

“Global Security” means, with respect to any series of Securities issued hereunder, a Security executed by the Company and authenticated and delivered by the Trustee pursuant to Section 3.03, which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all of the Outstanding Securities of such series or a portion thereof having the same terms, including, without limitation, the same date or dates on which principal is due, the same interest rate or method of determining interest and, in the case of Original Issue Discount Securities, the same issue price (except that such Outstanding Securities of such series or portion thereof need not have the same issue date) and which shall be a temporary Global Security or a Permanent Global Security.

“Holder” or “Securityholder” means the Person in whose name such Security is registered on the Security Register.

“indebtedness” of any corporation shall include all indebtedness, as determined in accordance with generally accepted accounting principles, created, incurred or assumed by such corporation or guaranteed by such corporation or indebtedness for which it is otherwise liable (such as by agreement to purchase indebtedness of, or to supply funds to or invest in, others), all amounts owing by such corporation under purchase money mortgages or other purchase money liens or conditional sale or other title retention agreements, and all indebtedness secured by any mortgage, security interest, pledge, lien or encumbrance upon property owned by such corporation, even though such corporation has not assumed or become liable for the payment of such indebtedness; provided, that, in computing the “indebtedness” of any corporation, there shall be excluded any particular indebtedness if, upon or prior to the maturity thereof, there shall have been deposited with the proper depository in trust money (or evidences of indebtedness if permitted by the instrument creating such indebtedness) in the necessary amount to pay, redeem or satisfy such indebtedness, and thereafter such money and evidences of indebtedness so deposited shall not be included in any computation of the assets of such corporation.

“interest” when used with respect to a non-interest bearing Security means interest payable after Maturity.

“Interest Payment Date” with respect to any Security means the Stated Maturity of an installment of interest on such Security.

“mandatory sinking fund payment” has the meaning specified in Section 12.01.

“Maturity” when used with respect to any Security means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Officers’ Certificate” means a certificate signed by the Chief Executive Officer, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of legal counsel, who may (except as otherwise expressly provided in this Indenture) be counsel for the Company and who shall be reasonably acceptable to the Trustee.

“optional sinking fund payment” has the meaning specified in Section 12.01.

“Original Issue Discount Security” means any Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02.

“Outstanding” when used with respect to Securities of any series means, as of the date of determination, all Securities of such series theretofore authenticated and delivered under this Indenture, except:

(i) Securities of such series theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(ii) Securities of such series for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities in accordance with Section 4.01; provided, that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

(iii) Securities which have been paid pursuant to Section 3.06 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, and for the purpose of making the calculations required by Section 313 of the Trust Indenture Act, (a) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof pursuant to Section 5.02, (b) the principal amount of a Security denominated in a foreign Currency or Currencies that shall be deemed to be Outstanding for such purposes shall be the Dollar equivalent of the principal amount (or, in the case of a Security that is an Original Issue Discount Security, the principal amount deemed to be Outstanding pursuant to Clause (a) above of this proviso) of such Security (or, as the case may be, any Predecessor Security) determined upon original issuance thereof as provided pursuant to Section 3.01(3) with respect to the Securities of such series, and (c) Securities of such series owned by the Company or any other obligor upon such Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon such Securities or any Affiliate of the Company or such other obligor.

“Paying Agent” means any Person authorized by the Company (which may include the Company) to pay the principal of (and premium, if any) or interest, if any, on any Securities on behalf of the Company.

“Permanent Global Security” means a permanent Global Security representing Securities of a series or a portion thereof.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

“Place of Payment” means a city or any political subdivision thereof designated as such as provided in Section 3.01.

“Predecessor Securities” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security, and for the purposes of this definition, any Security authenticated and delivered under Section 3.06 in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the lost, destroyed or stolen Security.

“preferred stock” as applied to the stock of any corporation means any class of stock of such corporation which has a preference in respect of dividends or other distributions of assets, or in respect of amounts payable in the event of any voluntary or involuntary liquidation, dissolution and winding up of such corporation, over any class of stock of such corporation.

“Redemption Date” when used with respect to any Security to be redeemed means the date fixed for such redemption pursuant to this Indenture.

“Redemption Price” when used with respect to any Security to be redeemed means the price at which it is to be redeemed pursuant to this Indenture.

“Registered Security” means any Security registered on the Security Register.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as provided in Section 3.01.

“Repayment Date” when used with respect to any Security to be repaid upon exercise of an option for repayment by the Holder means the date fixed for such repayment pursuant to this Indenture.

“Repayment Price” when used with respect to any Security to be repaid upon exercise of an option for repayment by the Holder means the price at which it is to be repaid pursuant to this Indenture.

“Responsible Officer” when used with respect to the Trustee means the chairman or vice-chairman of the board of directors, the chairman or vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice-president (however titled), the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or assistant controller or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Securities” has the meaning stated in the second paragraph of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.05.

“Special Record Date” for the payment of any Defaulted Interest means the date fixed by the Trustee pursuant to Section 3.07.

“Stated Maturity” when used with respect to any Security or any installment of interest thereon means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

“Subordinated Debt” means any unsecured indebtedness of the Company which: (1) has a final maturity subsequent to the latest final Maturity of the Outstanding Securities of any series; (2) does not provide for mandatory payment or retirement prior to said date, whether by means of serial maturities or sinking fund or other analogous provisions or plan, fixed or contingent, requiring, or which on the happening of a contingency may require, the payment or retirement of such indebtedness in amounts which as of any particular time would aggregate more than such portion of the original principal amount thereof as is obtained by multiplying such original principal amount by a fraction the numerator of which shall be the number of months elapsed from the date of creation of such indebtedness to such time and the denominator of which shall be the number of months from the date of creation thereof to the final maturity thereof; and (3) is expressly made subordinate and junior in right of payment to the Securities and such other indebtedness of the Company (except other Subordinated Debt) as may be specified in the instruments evidencing the Subordinated Debt or the indenture or other similar instrument under which it is issued (which indenture or other instrument shall be binding on all holders of such Subordinated Debt).

“Subsidiary” means any corporation of which the Company, or the Company and one or more Subsidiaries, or any one or more Subsidiaries, directly or indirectly own outstanding shares of capital stock having voting power sufficient to elect, under ordinary circumstances (not dependent upon the happening of a contingency), a majority of the directors.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended, as in force at the date as of which this Indenture was executed, except as otherwise provided in Section 9.05.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“United States” means the United States of America (including the District of Columbia) and its possessions and territories and other areas subject to its jurisdiction (including the Commonwealth of Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands).

“United States Alien” means any Person who, for United States Federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States Federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust.

“Yield to Maturity” when used with respect to an Original Issue Discount Security means the yield to Maturity on such Security calculated at the time of issuance thereof, or, if applicable, at the most recent redetermination of interest on such Security, and calculated in accordance with either the constant interest method or such other accepted financial practice as is specified in the terms of such Security established pursuant to Section 3.01.

Section 1.02 Compliance Certificates and Opinions.

Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.03 Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, or, insofar as it relates to accounting matters, upon a certificate or opinion of, or representations by, independent public accountants, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.04 Acts of Securityholders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Securityholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders in person or by agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee, and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Securityholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.04.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by (i) the affidavit of a witness of such execution or by (ii) the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a person acting in other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other reasonable manner which the Trustee deems sufficient.

(c) The ownership of Registered Securities shall be proved by the Security Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind every subsequent Holder of the same Security and the Holder of every Security issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done or suffered or omitted to be done by the Trustee, any Security Registrar, any Paying Agent, any Authenticating Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

(e) If the Company shall solicit from the Holders of Registered Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, in or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding Section 316(c) of the Trust Indenture Act, such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided, that, no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

Section 1.05 Notices, etc., to Trustee and Company.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Securityholders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1) the Trustee by any Securityholder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its principal corporate trust office, or

(2) the Company by the Trustee or by any Securityholder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this Indenture or at any other address previously furnished in writing to the Trustee by the Company.

Section 1.06 Notices to Securityholders; Waiver.

Where this Indenture provides for notice to Securityholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) to Holders of Registered Securities, if in writing and mailed, first-class, postage prepaid, to each Holder of Registered Securities affected by such event, at such Holder’s address as it appears on the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.

In any case where notice to Holders of Registered Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Registered Security shall affect the sufficiency of such notice with respect to other Holders of Registered Securities. Any notice mailed to a Holder in the manner prescribed herein shall be conclusively deemed to have been given to such Holder whether or not received by such Holder. In case, by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible or impracticable to give notice to Holders of Registered Securities by mail, then such notification as shall be made with the approval of the Trustee shall constitute sufficient notification to Holders for every purpose hereunder.

Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Securityholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 1.07 Conflict with Trust Indenture Act.

If any provision of this Indenture limits, qualifies or conflicts with another provision hereof which is required or deemed to be included in this Indenture by any of the provisions of Trust Indenture Act, such required or deemed included provision shall control.

Section 1.08 Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.09 Successors and Assigns.

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 1.10 Separability Clause.

In case any provision in this Indenture or in the Securities of any series shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.11 Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto, any Authentication Agent, any Paying Agent, any Security Registrar and their successors hereunder and the Securityholders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.12 Governing Law.

This Indenture and the Securities shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to its conflicts of law principles.

Section 1.13 Payments Due on Non-Business Days.

If any Stated Maturity, Redemption Date, Repayment Date, Interest Payment Date or other day on which payment of any principal, premium or interest is required to be made in respect of a Security of any series shall not be a Business Day with respect to the Securities of such series, then (notwithstanding any other provision of this Indenture or of such Security) payment of the principal (and premium, if any) and interest, if any, otherwise due in respect of such Security need not be made at such Stated Maturity or on such Redemption Date, Repayment

Date, Interest Payment Date or other day, as the case may be, but may be made on the next succeeding Business Day with the same force and effect as if made at such Stated Maturity or on such Redemption Date, Repayment Date, Interest Payment Date or other day, as the case may be, and no interest shall accrue for the period from and after such Stated Maturity, Redemption Date, Repayment Date, Interest Payment Date or other day, as the case may be.

ARTICLE TWO

FORMS OF SECURITIES

Section 2.01 Forms Generally.

The Securities of each series shall be issued as Registered Securities and shall be in substantially the form or forms (including temporary or permanent global form) as shall be established by or pursuant to a Board Resolution (and set forth in a Board Resolution or, to the extent established pursuant to rather than set forth in such Board Resolution, in an Officers’ Certificate as to such establishment) or in one or more supplemental indentures hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with the rules of any securities exchange, or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of such Securities.

Registered Securities of a series may, to the extent specified with respect to the Securities of such series, as contemplated by Section 3.01, be issued as Global Securities.

The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

Section 2.02 Form of Trustee’s Certificate of Authentication.

The Trustee’s Certificate of Authentication on all Securities shall be substantially in the following form:

“CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

,
as Trustee

By
Authorized Officer”

Section 2.03 Global Securities.

If the Securities of or within a series are issuable as a Global Security, such Global Security may provide that it shall represent such of the Outstanding Securities of such series as shall be specified therein and may provide that it shall represent Outstanding Securities of such series from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Securities represented thereby may from time to time be increased or decreased to reflect exchanges. Any endorsement of a Global Security to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made by the Trustee and in such manner as shall be specified in such Global Security. Any instructions by the Company with respect to a Global Security, after its initial issuance, other than a change in the terms of the Global Security, shall be in writing but need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel.

The provisions of the last sentence of the last paragraph of Section 3.03 shall apply to any Security represented by a Security in global form if such Security was never issued and sold by the Company and the Company delivers to the Trustee the Security in global form together with written instructions (which need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel) with regard to the reduction in the principal amount of Securities represented thereby, together with the written statement contemplated by the last sentence of the last paragraph of Section 3.03.

Notwithstanding the provisions of Section 3.08 and except as provided in the preceding paragraph, the Company, the Trustee and any agent of the Company or the Trustee shall treat as the Holder of such principal amount of Outstanding Securities represented by a Permanent Global Security, the Holder of such Permanent Global Security in registered form.

ARTICLE THREE

THE SECURITIES

Section 3.01 Amount Unlimited; Issuable in Series.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued at any time and from time to time in one or more series. There shall be established, at the Company’s option, (i) in or pursuant to one or more Board Resolutions and set forth in an Officers’ Certificate or (ii) in one or more supplemental indentures hereto, in each case, prior to the issuance of Securities of any series, any or all of the following, as applicable:

(1) the title of the Securities of the series (which shall distinguish the Securities of the series from all other Securities);

(2) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Sections 3.04, 3.05, 3.06, 9.06, 11.08 or 14.03 and except for any Securities which, pursuant to Section 3.03, are deemed never to have been authenticated and delivered hereunder);

(3) if the Securities of the series are not denominated in Dollars, the Currency or Currencies in which such Securities are denominated, the manner in which the Dollar equivalent of the principal amount of each such Security is to be determined upon original issuance and, if any payment of principal of (or premium, if any) or interest, if any, on or any other amount in respect of the Securities of the series is not payable in Dollars, the Currency or Currencies in which such payment shall be payable and the particular provisions applicable thereto;

(4) the date or dates, or the method by which such date or dates will be determined or extended, on which the principal of (and premium, if any, on) the Securities of the series is payable;

(5) the rate or rates at which the Securities of the series shall bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which such interest shall accrue, or the method by which such date or dates shall be determined, the Interest Payment Dates on which such interest shall be payable and the Regular Record Date, if any, for the interest payable on any Registered Security on any Interest Payment Date, or the method by which such date or dates shall be determined and the manner of computing interest, if any, if other than as specified in the last paragraph of Section 3.07;

(6) the place or places where, subject to Section 10.02, the principal of (and premium, if any) and interest, if any, on Securities of the series shall be payable, any Registered Securities of the series may be surrendered for registration of transfer, Securities of the series may be surrendered for exchange and notices and demands to or upon the Company in respect of the Securities of the series and this Indenture may be served and where notices to Holders pursuant to Section 1.06 will be published;

(7) the period or periods within which, the price or prices at which, and the terms and conditions upon which, Securities of the series may be redeemed, in whole or in part, at the option of the Company, pursuant to any sinking fund or otherwise;

(8) the obligation, if any, of the Company to redeem or purchase Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(9) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Registered Securities of the series shall be issuable;

(10) if other than the principal amount thereof, the portion of the principal amount of Securities of the series that shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.02 or the method by which such portion shall be determined;

(11) whether the Securities of the series shall be issued in whole or in part in the form of a Global Security or Securities and, in such case, the Depositary for such Global Security or Securities, whether such global form shall be permanent or temporary and, if so, whether beneficial owners of interests in any such Permanent Global Security may exchange such interests for Securities of such series in certificated form and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in this Article Three;

(12) whether and under what circumstances, and the terms and conditions on which, the Company will pay additional amounts on the Securities of the series in respect of any tax, assessment or governmental charge withheld or deducted and whether the Company will have the option to redeem such Securities rather than pay such additional amounts or to redeem such Securities in the event of the imposition of any certification, documentation, information or other reporting requirement and, if so, under what circumstances and the terms and conditions on which the Company may exercise such option;

(13) if the amount of payments of principal of (or premium, if any) or interest, if any, on any Securities of the series may be determined with reference to an index, the manner in which such amounts shall be determined;

(14) the Person to whom interest, if any, on any Registered Security of the series shall be payable, if other than the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest payment, and the extent to which, or the manner in which, any interest payable on a temporary Global Security on an Interest Payment Date will be paid if other than in the manner provided in Section 3.04;

(15) any additions to or changes in any Events of Default or covenants set forth herein with respect to the Securities of the series;

(16) the application, if any, of Section 10.06 to the Securities of the series;

(17) the Trustee with respect to the series, if other than the Trustee named in this Indenture and the identity of each Authenticating Agent, Security Registrar and/or Paying Agent, if other than the Trustee;

(18) the terms and conditions, if any, upon which the Securities of the series shall be exchanged for or converted into other securities or property of the Company or of another Person;

(19) whether the Securities of the series are senior Securities or subordinated Securities and, if subordinated Securities, the terms of such subordination;

(20) whether the Securities of the series will be secured or unsecured and the terms and provisions applicable to any such security arrangements; and

(21) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture).

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution and set forth in such Officers’ Certificate or in any such supplemental indenture hereto. Securities of any particular series may be issued at various times, with different dates on which the principal or any installment of principal is payable, with different rates of interest, if any, or different methods by which rates of interest may be determined, with different dates on which such interest may be payable and with different Redemption or Repayment Dates and may be denominated in different Currencies or payable in different Currencies.

Prior to the issuance of Securities of any series the Trustee shall have received and (subject to Section 6.01) shall be fully protected in relying upon:

(a) the Board Resolution, Officers’ Certificate or supplemental indenture hereto establishing the form of the Securities of the series pursuant to Section 2.01 and the terms of the Securities of the series pursuant to this Section 3.01;

(b) an Officers’ Certificate; and

(c) an Opinion of Counsel stating:

(i) that the form or forms of the Securities of the series have been established by or pursuant to a Board Resolution or by a supplemental indenture hereto as provided by Section 2.01 in conformity with the provisions of this Indenture;

(ii) that the terms of the Securities of the series have been established by or pursuant to a Board Resolution or by a supplemental indenture hereto as provided by this Section 3.01 in conformity with the provisions of this Indenture;

(iii) that the Securities of the series, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles and except further as enforcement thereof may be limited by (1) requirements that a claim with respect to any Securities denominated other than in Dollars be converted into Dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (2) governmental authority to limit, delay or prohibit the making of payments in foreign Currencies or payments outside the United States; and

(iv) that all laws and requirements in respect of the execution and delivery by the Company of the Securities of the series have been complied with and that authentication and delivery of the Securities of the series by the Trustee will not violate the terms of the Indenture.

The Trustee shall have the right to decline to authenticate and deliver any Securities of such series:

(i) if the Trustee, being advised by counsel, determines that such action may not lawfully be taken;

(ii) if the Trustee in good faith by its board of directors or trustees, executive committee or a trust committee of directors or trustees and/or vice presidents shall determine that such action would expose the Trustee to personal liability to Holders of any outstanding series of Securities; or

(iii) if the issue of the Securities of such series pursuant to this Indenture will affect the Trustee’s own rights, duties and immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Notwithstanding the provisions of this Section 3.01 and Section 3.03, if all the Securities of any series are not to be originally issued at one time, it shall not be necessary to deliver any Board Resolution, Officers’ Certificate or Opinion of Counsel otherwise required pursuant to this Section 3.01 or Section 3.03, prior to or at the time of authentication of each Security of such series if such documents are delivered prior to or at the time of authentication upon original issuance of the first Security of such series to be issued and such additional issuance conforms with the terms of the original documentation.

Section 3.02 Denominations.

Securities of each series shall be issuable in such form and denominations as shall be specified in the form of Security for such series approved or established pursuant to Section 2.01 or in the Officers’ Certificate or supplemental indenture delivered pursuant to Section 3.01. In the absence of any specification with respect to the Securities of any series, the Registered Securities of such series, if any (other than Registered Securities in global form, which may be in any denomination), shall be issuable in denominations of $1,000 and any integral multiples thereof.

Section 3.03 Execution, Authentication, Delivery and Dating.

The Securities shall be executed on behalf of the Company by its Chief Executive Officer or its President or any Vice President in each case under its corporate seal reproduced thereon, which corporate seal may be attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile and may be imprinted or otherwise reproduced on the Securities. The corporate seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Securities. Notwithstanding the foregoing, any temporary Global Security may be executed on behalf of the Company as provided herein without any necessity of being under its corporate seal as aforesaid.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee, in accordance with the Company Order, shall authenticate and deliver such Securities. If all the Securities of any one series are not to be issued at one time and if a Board Resolution or indenture supplemental hereto relating to the Securities of such series shall so permit, such Company Order may set forth procedures acceptable to the Trustee for the issuance of such Securities, including, without limitation, procedures with respect to date of issue, Stated Maturity, rate of interest, if any, and date from which interest, if any, shall accrue as determined by the Company as contemplated by Section 3.01. In authenticating and delivering such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel as provided in Section 3.01.

If the Company shall establish pursuant to Section 3.01 that the Securities of a series are to be issued in whole or in part in the form of one or more Global Securities, then the Company shall execute and the Trustee shall, in accordance with this Section 3.03 and Section 3.04, if and to the extent applicable, and the Company Order with respect to such series, authenticate and deliver one or more Global Securities in permanent or temporary form that (i) shall represent and shall be denominated in an aggregate principal amount of the Outstanding Securities of such series to be represented by one or more Global Securities, (ii) shall be registered in the name of the Depositary for such Global Security or Securities or the nominee of such Depositary and (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions.

Unless otherwise specified with respect to the Securities of a series as contemplated by Section 3.01, each Person designated pursuant to Section 3.01 as a Depositary for a Global Security in registered form, at the time of its designation and at all times while it serves as Depositary, shall be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and any other applicable statute or regulation.

Each Registered Security (including a Global Security) shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 3.09 together with a written statement (which need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

Section 3.04 Temporary Securities.

(a) Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

If temporary Securities of any series are issued, the Company will cause definitive Securities of such series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company maintained pursuant to Section 10.02 at a Place of Payment with respect to Securities of such series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of such series of authorized denominations and of a like Stated Maturity, with like terms and provisions. Until so exchanged the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series and with like terms and conditions authenticated and delivered hereunder, except as otherwise specified with respect to the Securities of such series pursuant to Section 3.01.

Section 3.05 Registration, Registration of Transfer and Exchange.

The Company shall cause to be kept at one of the offices or agencies maintained by the Company pursuant to Section 10.02, a register (herein sometimes referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Registered Securities of each series and the registration of transfers of Registered Securities of such series. Said office or agency is hereby initially appointed “Security Registrar” for the purpose of registering Registered Securities of such series and transfers of Registered Securities of such series as herein provided. The Company may from time to time change the place at which the Security Register shall be kept. The Trustee shall have the right to examine the Security Register for each series at any time during normal business hours.

Upon surrender for registration of transfer of any Registered Security of any series at the office or agency of the Company in a Place of Payment for such series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Securities of such series of any authorized denominations, of like tenor and terms and aggregate principal amount.

At the option of the Holder, Registered Securities of any series may be exchanged for other Registered Securities of such series of any authorized denominations, of like tenor and terms and aggregate principal amount, upon surrender of the Registered Securities to be exchanged at such office or agency. Whenever any Registered Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Registered Securities which the Securityholder making the exchange is entitled to receive.

Notwithstanding the foregoing, except as otherwise specified as contemplated by Section 3.01, any Permanent Global Security shall be exchangeable only as provided in this paragraph. If any beneficial owner of an interest in a Permanent Global Security is entitled to exchange such interest for definitive Securities of such series, as specified with respect to the Securities of such series pursuant to Section 3.01 and provided that any applicable notice provided in the Permanent Global Security shall have been given, then without unnecessary delay but in any event not later than the earliest date on which such interest may be so exchanged, the Company shall deliver to the Trustee definitive Securities in aggregate principal amount equal to the principal amount of such beneficial owner’s interest in such Permanent Global Security, executed by the Company. On or after the earliest date on which such interests may be so exchanged, such Permanent Global Security shall be surrendered by the Depositary or such other depositary as shall be specified in the Company Order with respect thereto to the Trustee, as the Company’s agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Securities without charge, and the Trustee shall authenticate and deliver in accordance with instructions from the applicable depositary (including instructions as to the registration of Registered Securities), in exchange for each portion of such Permanent Global Security, an equal aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such Permanent Global Security to be exchanged; provided, however, that no such exchanges may occur during a period beginning at the opening of business 15 days before any selection of Securities to be redeemed and ending on the relevant Redemption Date, if the Security for which exchange is requested may be among those selected for redemption. If a Registered Security is issued in exchange for any portion of a Permanent Global Security after the close of business at the office or agency where such exchange occurs on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Registered Security, but will be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest in respect of such portion of such Permanent Global Security is payable in accordance with the provisions of this Indenture.

Upon the exchange of a Global Security for Securities in definitive form, such Global Security shall be canceled by the Trustee.

If at any time the Depositary for the Securities of a series notifies the Company that it is unwilling or unable to continue as Depositary for the Securities of such series or if at any time the Depositary for the Securities of such series shall no longer be eligible under the fifth paragraph of Section 3.03, the Company shall appoint a successor Depositary for the Securities of such series. If a successor Depositary for the Securities of such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company’s election pursuant to Section 3.01 shall no longer be effective with respect to the Securities of such series and the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver, Securities of such series of like tenor and terms and in definitive form in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such series in exchange for such Global Security or Securities.

The Company may at any time and in its sole discretion determine that the Securities of any series issued in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In such event the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver, Securities of such series of like tenor and terms and in definitive form in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such series in exchange for such Global Security or Securities.

If specified by the Company pursuant to Section 3.01 with respect to a series of Securities, the Depositary for such series of Securities may surrender a Global Security for such series of Securities in exchange in whole or in part for Securities of such series of like tenor and terms and in definitive form on such terms as are acceptable to the Company and such Depositary. Thereupon, the Company shall execute, and the Trustee shall authenticate and deliver, without service charge,

(a) to each Person specified by such Depositary a new Security or Securities of the same series, of like tenor and terms and of any authorized denominations as requested by such Person in an aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Global Security; and

(b) to such Depositary a new Global Security of like tenor and terms and in an aggregate principal amount equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Securities delivered to Holders thereof.

In any exchange provided for in any of the preceding three paragraphs, the Company will execute and the Trustee will authenticate and deliver Securities in definitive registered form in authorized denominations.

All Securities issued upon any registration of transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Registered Security presented or surrendered for registration of transfer or exchange shall (if so required by the Company, the Security Registrar or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or the Holder’s attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer, registration of transfer or exchange of Securities, other than exchanges of Securities expressly provided in this Indenture to be made at the Company’s own expense or without expense or without charge to the Holders.

The Company shall not be required (i) to issue, register the transfer of or exchange Securities of any particular series to be redeemed for a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities of such series selected for redemption under Section 11.03 and ending at the close of business on the day of such mailing or (ii) to register the transfer of or exchange any Registered Security so selected for redemption in whole or in part, except the unredeemed portion of such Registered Security being redeemed in part.

Section 3.06 Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered, to the Trustee, or if the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them and their agents harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security (without surrender thereof except in the case of a mutilated Security) if the applicant for such payment shall furnish to the Company and the Trustee such security or indemnity as may be required by them to save each of them and any agent of them harmless, and in the case of destruction, loss or theft, evidence satisfactory to the Company and the Trustee and any agent of either of them of the destruction, loss or theft of such Security and the ownership thereof.

Upon the issuance of any new Security under this Section 3.06, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any series issued pursuant to this Section 3.06 in lieu of any destroyed, lost or stolen Security of such series or in exchange for any mutilated Security of such series, shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

The provisions of this Section 3.06 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 3.07 Payment of Interest; Interest Rights Preserved; Optional Interest Reset.

(a) Except as otherwise specified with respect to a series of Securities in accordance with the provisions of Section 3.01, interest, if any, on any Registered Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Registered Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 10.02; provided, however, that each installment of interest, if any, on any Registered Security may at the Company’s option be paid by (i) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 3.08, to the address of such Person as it appears on the Security Register or (ii) transfer to an account maintained by the payee inside the United States.

Except as otherwise specified with respect to a series of Securities in accordance with the provisions of Section 3.01, any interest on any Registered Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Registered Holder on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or Clause (2) below:

(1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Registered Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date (a “Special Record Date”) for the payment of such Defaulted Interest which shall be not more than 15 days nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class, postage prepaid, to each Holder of Registered Securities of such series at such Holder’s address as it appears in the Security Register not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

(2) The Company may make payment of any Defaulted Interest on the Registered Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such payment shall be deemed practicable by the Trustee.

(b) The provisions of this Section 3.07(b) may be made applicable to any series of Securities pursuant to Section 3.01 (with such modifications, additions or substitutions as may be specified pursuant to such Section 3.01). The interest rate (or the spread or spread multiplier used to calculate such interest rate, if applicable) on any Security of such series may be reset by the Company on the date or dates specified on the face of such Security (each an “Optional Reset Date”). The Company may exercise such option with respect to such Security by notifying the Trustee of such exercise at least 45 but not more than 60 days prior to an Optional Reset Date for such Security. Not later than 40 days prior to each Optional Reset Date, the Trustee shall transmit, in the manner provided for in Section 1.06, to the Holder of any such Security a notice (the “Reset Notice”) indicating whether the Company has elected to reset the interest rate (or the spread or spread multiplier used to calculate such interest rate, if applicable), and if so (i) such new interest rate (or such new spread or spread multiplier, if applicable) and (ii) the provisions, if any, for redemption during the period from such Optional Reset Date to the next Optional Reset Date or, if there is not such next Optional Reset Date, to the Stated Maturity of such Security (each such period a “Subsequent Interest Period”), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during the Subsequent Interest Period.

Notwithstanding the foregoing, not later than 20 days prior to the Optional Reset Date, the Company may, at its option, revoke the interest rate (or the spread or spread multiplier used to calculate such interest rate, if applicable) provided for in the Reset Notice and establish an interest rate (or a spread or spread multiplier used to calculate such interest rate, if applicable) that is higher than the interest rate (or the spread or spread multiplier, if applicable) provided for in the Reset Notice, for the Subsequent Interest Period by causing the Trustee to transmit, in the manner provided for in Section 1.06, notice of such higher interest rate (or such higher spread or spread multiplier, if applicable) to the Holder of any such Security. Such notice shall be irrevocable. All Securities with respect to which the interest rate (or the spread or spread multiplier used to calculate such interest rate, if applicable) is reset on an Optional Reset Date, and with respect to which the Holders of such Securities have not tendered such Securities for repayment (or have validly revoked any such tender) pursuant to the next succeeding paragraph, will bear such higher interest rate (or such higher spread or spread multiplier, if applicable).

The Holder of any such Security will have the option to elect repayment by the Company of the principal of such Security on each Optional Reset Date at a price equal to the principal amount thereof plus interest accrued to such Optional Reset Date. In order to obtain repayment on an Optional Reset Date, the Holder must follow the procedures set forth in Article Fourteen for repayment at the option of Holders except that the period for delivery or notification to the Trustee shall be at least 25 but not more than 35 days prior to such Optional Reset Date and except that, if the Holder has tendered any Security for repayment pursuant to the Reset Notice, the Holder may, by written notice to the Trustee, revoke such tender or repayment until the close of business on the tenth day before such Optional Reset Date.

Subject to the foregoing provisions of this Section 3.07 and Section 3.05, each Security delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Except as otherwise specified with respect to a series of Securities in accordance with the provisions of Section 3.01, interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 3.08 Persons Deemed Owners.

Prior to due presentment for registration of transfer of any Registered Security, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any such Registered Security is registered as the owner of such Registered Security for the purpose of receiving payment of principal of (and premium, if any), and (subject to Sections 3.05 and 3.07) interest, if any, on such Registered Security and for all other purposes whatsoever, whether or not such Registered Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by any Depositary, as a Holder, with respect to such Global Security or impair, as between such Depositary and owners of beneficial interests in such Global Security, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as Holder of such Global Security.

Section 3.09 Cancellation.

All Securities surrendered for payment, registration of transfer, exchange, redemption or for credit against any current or future sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee for cancellation and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly canceled by the Trustee. No Security shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section 3.09, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee shall be destroyed by the Trustee and the Trustee shall deliver a certificate of such destruction to the Company, unless by a Company Order the Company shall direct the canceled Securities be returned to it. Any temporary Global Security shall be destroyed if the entire aggregate principal amount of the Securities represented thereby has been exchanged. Permanent Global Securities shall not be canceled until exchanged in full for other Permanent Global Securities or definitive Securities or until payment thereof is made in full.

Section 3.10 Optional Extension of Maturity.

The provisions of this Section 3.10 may be made applicable to any series of Securities pursuant to Section 3.01 (with such modifications, additions or substitutions as may be specified pursuant to Section 3.01). The Stated Maturity of any Security of such series may be extended at the option of the Company for the period or periods specified on the face of such Security (each an “Extension Period”) up to but not beyond the date (the “Final Maturity”) set forth on the face of such Security. The Company may exercise such option with respect to any Security by notifying the Trustee of such exercise at least 45 but not more than 60 days prior to the Stated Maturity of such Security in effect prior to the exercise of such option (the “Original Stated Maturity”). If the Company exercises such option, the Trustee shall transmit, in the manner provided for in Section 1.06, to the Holder of any such Security not later than 40 days prior to the Original Stated Maturity a notice (the “Extension Notice”) indicating (i) the election of the Company to extend the Stated Maturity, (ii) the new Stated Maturity, (iii) the interest rate, if any, applicable to the Extension Period and (iv) the provisions, if any, for redemption during such Extension Period. Upon the Trustee’s transmittal of the Extension Notice, the Stated Maturity of such Security shall be extended automatically and, except as modified by the Extension Notice and as described in the next paragraph, such Security will have the same terms as prior to the transmittal of such Extension Notice.

Notwithstanding the foregoing, not later than 20 days before the Original Stated Maturity of such Security, the Company may, at its option, revoke the interest rate provided for in the Extension Notice and establish a higher interest rate for the Extension Period by causing the Trustee to transmit, in the manner provided for in Section 1.06, notice of such higher interest rate to the Holder of any such Security. Such notice shall be irrevocable. All Securities with respect to which the Stated Maturity is extended will bear such higher interest rate.

If the Company extends the Stated Maturity of any Security, the Holder will have the option to elect repayment of such Security by the Company on the Original Stated Maturity at a price equal to the principal amount thereof, plus interest accrued to such date. In order to obtain repayment on the Original Stated Maturity once the Company has extended the Stated Maturity thereof, the Holder must follow the procedures set forth in Article Fourteen for repayment at the option of Holders, except that the period for delivery or notification to the Trustee shall be at least 25 but not more than 35 days prior to the Original Stated Maturity and except that, if the

Holder has tendered any Security for repayment pursuant to an Extension Notice, the Holder may by written notice to the Trustee revoke such tender for repayment until the close of business on the tenth day before the Original Stated Maturity.

ARTICLE FOUR

SATISFACTION AND DISCHARGE

Section 4.01 Satisfaction and Discharge of Indenture.

This Indenture upon Company Request shall cease to be of further effect with respect to any series of Securities specified in such Company Request (except as to any surviving rights of registration of transfer or exchange of Securities of such series expressly provided for herein or pursuant hereto), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to such series when:

(1) either

(A) all Securities of such series theretofore authenticated, issued and delivered (other than (i) Registered Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06, and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

(B) all such Securities of such series not theretofore delivered to the Trustee for cancellation have become due and payable, or will become due and payable at their Stated Maturity within one (1) year, or, if redeemable at the option of the Company are to be called for redemption within one (1) year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has deposited or caused to be deposited with the Trustee, as trust funds in trust for the purpose,

(i) moneys, or

(ii) securities evidencing direct general obligations of, or obligations the payment of the principal and interest of which are unconditionally guaranteed by, the United States, which obligations, or the guaranty of which, constitutes the full faith and credit obligation of the United States, which securities shall not be callable at the option of the issuer and which securities mature and bear interest in such amount and at such times as will provide moneys, or

(iii) a combination thereof,

in an amount sufficient to pay (without reinvestment) and discharge the entire indebtedness on such Securities of such series not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest, if any, to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date or any Repayment Date, as the case may be;

(2) the Company has paid or caused to be paid all other sums payable hereunder by the Company in respect of the Securities of such series; and

(3) the Company has delivered to the Trustee (i) an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture in respect of such series of Securities have been complied with and (ii) if securities have been deposited pursuant to this Section 4.01(1)(B), a certificate of independent certified public accountants stating that such securities mature and bear interest in such amount and at such times as will (together with any moneys otherwise provided pursuant to this Section 4.01(1)(B)) provide sufficient moneys as provided in this Section 4.01(1)(B).

Notwithstanding the satisfaction and discharge of this Indenture in respect of such series of Securities, the obligations of the Company to the Trustee under Section 6.07, the obligations of the Trustee to any Authenticating Agent under Section 6.14 and if moneys or securities shall have been deposited with the Trustee pursuant to Section 4.01(1)(B) or 10.06, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.03 shall survive.

Section 4.02 Application of Trust Money.

(a) Subject to the provisions of the last paragraph of Section 10.03, all money or securities deposited with the Trustee pursuant to Section 4.01 or 10.06 (or the principal of or interest on such securities) shall be held in trust and applied by the Trustee, in accordance with the provisions of this Indenture and of such series of Securities to which such money or securities relate, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest, if any, for whose payment such money or securities have been deposited with the Trustee or to make mandatory sinking fund payments or analogous payments as contemplated by Section 10.06, but such money or proceeds need not be segregated from other funds except to the extent required by law.

(b) The Trustee shall deliver or pay to the Company from time to time upon Company Request any money or securities (or the principal of or interest on such securities) held by it as provided in Section 4.01 or 10.06 which, in the opinion of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, are then in excess of the amount thereof which then would have been required to be deposited for the purpose for which such money or securities were deposited or received. The principal of and interest on the securities deposited in trust pursuant to Section 10.06(1), to the extent that such principal and interest are not required for a period of time for the payment of the principal of (and premium, if any) and interest, if any, on the Securities of such series with respect to which such securities relate, shall, so far as practicable, upon a Company Order be invested by the Trustee in like securities of such maturities (6 months or less) such that the funds are available on the applicable payment date to pay the principal of (and premium, if any) and interest, if any, on such Securities and the Trustee, upon receipt thereof, shall pay to the Company the income from such investments.

ARTICLE FIVE

REMEDIES

Section 5.01 Events of Default.

“Event of Default”, wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) default in the due and punctual payment of any interest upon any of the Securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

(b) default in the due and punctual payment of the principal of (and premium, if any, on) any Securities of such series as and when the same shall become due and payable at Maturity; or

(c) failure on the part of the Company to duly observe or perform any other of the covenants or agreements on the part of the Company in the Securities of such series or in this Indenture contained (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section 5.01 specifically dealt with or which has expressly been included in this Indenture solely for the benefit of a series of Securities other than such series) for a period of 90 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Securities of such series at the time Outstanding; or

(d) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Company in an involuntary case under the Federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable Federal or State bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

(e) the commencement by the Company of a voluntary case under the Federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable Federal or State bankruptcy, insolvency or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action; or

(f) any other Event of Default provided with respect to Securities of such series.

Section 5.02 Acceleration of Maturity; Rescission and Annulment.

If an Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of such series may declare the principal of all the Securities of such series (or, in the case of Securities of such series that are Original Issue Discount Securities or Indexed Securities, such portion of the principal of such Securities as may be specified in the terms thereof) to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Securityholders), and upon any such declaration such principal (or, as the case may be, such portion thereof) shall become immediately due and payable.

At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article Five provided, the Holders of a majority in principal amount of the Outstanding Securities of such series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

(1) the Company has paid or deposited with the Trustee a sum sufficient to pay:

(A) all overdue installments of interest, if any, on all Outstanding Securities of such series,

(B) the principal of (and premium, if any, on) any Outstanding Securities of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates borne by such Securities (or, in the case of Securities of such series that are Original Issue Discount Securities, the Yield to Maturity in respect thereof),

(C) to the extent that payment of such interest is lawful, interest upon overdue installments of interest, if any, at the rate or rates borne by such Securities (or, in the case of Securities of such series that are Original Issue Discount Securities, the Yield to Maturity in respect thereof), and

(D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2) all Events of Default with respect to Securities of such series, other than the non-payment of the principal of (or premium, if any) or interest, if any, on Securities of such series which have become due solely by such acceleration, have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 5.03 Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if an Event of Default specified in Section 5.01(a) or 5.01(b) occurs, the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of the Securities of such series, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, if any, with interest upon the overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, if any, at the rate or rates borne by such Securities (or, in the case of Securities of such series that are Original Issue Discount Securities, the Yield to Maturity in respect thereof); and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities wherever situated.

If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of the Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 5.04 Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities of any series or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities of any series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest, if any) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(i) to file and prove a claim for the whole amount of principal (or, in the case of Securities of such series that are Original Issue Discount Securities, such portion of the principal of such Securities as may be specified in the terms thereof) (and premium, if any) and interest, if any, owing and unpaid in respect of the Securities of such series and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders of the Securities of such series allowed in such judicial proceeding, and

(ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder of Securities of such series to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of a Security in any such proceeding, provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

Section 5.05 Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities of any series may be prosecuted and enforced by the Trustee without the possession of any of the Securities of any series or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 5.06 Application of Money Collected.

Any money collected by the Trustee pursuant to this Article Five shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, if any, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 6.07;

SECOND: To the payment of the amounts then due and unpaid upon the Securities of any series for principal (and premium, if any) and interest, if any, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities, for principal (and premium, if any) and interest, if any, respectively; and

THIRD: The balance, if any, to the Company or any other Person or Persons entitled thereto.

Section 5.07 Limitation on Suits.

No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to Securities of such series;

(2) the Holders of not less than 25% in principal amount of the Outstanding Securities of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60 day period by the Holders of a majority in principal amount of the Outstanding Securities of such series;

it being understood and intended that no one or more of such Holders of Securities of any series shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders of Securities or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders of Securities of such series.

Section 5.08 Unconditional Right of Securityholders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right which is absolute and unconditional to receive payment of the principal of (and premium, if any) and (subject to Section 3.05 or Section 3.07) interest, if any, on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption or repayment, on the Redemption Date or Repayment Date) and to institute suit for the enforcement of any such payment on and after the respective Stated Maturities or applicable Redemption Date or Repayment Date and such right shall not be impaired without the consent of such Holder.

Section 5.09 Restoration of Rights and Remedies.

If the Trustee or any Holder of any Security has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Securityholder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders of any Security shall continue as though no such proceeding had been instituted.

Section 5.10 Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11 Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Five or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 5.12 Control by Securityholders.

The Holders of not less than a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to Securities of such series, provided, that,

(1) such direction shall not be in conflict with any rule of law or this Indenture, and could not involve the Trustee in personal liability in circumstances where reasonable indemnity would not be adequate, and

(2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

This Section 5.12 shall be in lieu of Section 316(a)(1)(A) of the Trust Indenture Act and such Section 316(a)(1)(A) is hereby expressly excluded from this Indenture, as permitted by the Trust Indenture Act.

Section 5.13 Waiver of Past Defaults.

The Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder and its consequences, except a default

(1) in the payment of the principal of (or premium, if any) or interest, if any, on any Security of such series, or

(2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

This Section 5.13 shall be in lieu of Section 316(a)(1)(B) of the Trust Indenture Act and such Section 316(a)(1)(B) is hereby expressly excluded from this Indenture, as permitted by the Trust Indenture Act.

Section 5.14 Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Security of any series by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.14 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder or group of Securityholders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any series, or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of (or premium, if any) or interest, if any, on any Security of any series on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date, or, in the case of repayment, on or after the Repayment Date).

Section 5.15 Waiver of Stay or Extension Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX

THE TRUSTEE

Section 6.01 Certain Duties and Responsibilities.

The duties and responsibilities of the Trustee shall be as provided by Section 315 of the Trust Indenture Act and this Indenture.

(a) Except during the continuance of an Event of Default in respect of the Securities of any series,

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

(b) In case an Event of Default in respect of the Securities of any series has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

(1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section 6.01;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in principal amount of the Outstanding Securities of any series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to Securities of such series.

(d) No provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.01.

Section 6.02 Notice of Default.

Within 90 days after the occurrence of any default hereunder with respect to the Securities of any series, the Trustee shall give or transmit, in the manner and to the extent provided in Section 1.06, to the Holders of Securities of such series notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest, if any, on any Security of such series when due, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders of Securities of such series; and provided, further, that in the case of any default of the character specified in Section 5.01(c) with respect to Securities of such series no such notice to Holders of Securities of such series shall be given until at least 90 days after the occurrence thereof. For the purpose of this Section 6.02, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

Section 6.03 Certain Rights of Trustee.

Subject to the provisions of Section 6.01:

(a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;

(d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities of any series pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

(h) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

Section 6.04 Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities of any series, except for the certificates of authentication, shall be taken as the statements of the Company, and the Trustee and any Authentication Agent assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. The Trustee or any Authenticating Agent shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

Section 6.05 May Hold Securities.

The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 6.08 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

Section 6.06 Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. Neither the Trustee nor any Paying Agent shall be under any liability for interest on any money received by it hereunder except as provided in Section 4.02 or as otherwise agreed to with the Company.

Section 6.07 Compensation and Reimbursement.

The Company agrees:

(1) to pay to the Trustee from time to time reasonable compensation in Dollars for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request in Dollars for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

As security for the performance of the obligations of the Company under this Section 6.07, the Trustee shall have a claim prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest, if any, on particular Securities.

Section 6.08 Disqualification; Conflicting Interests.

The Trustee shall comply with the terms of Section 310(b) of the Trust Indenture Act.

Section 6.09 Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States or any State or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, and subject to supervision or examination by Federal or State authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.09, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.09, it shall resign immediately in the manner and with the effect hereinafter specified in this Article Six.

Section 6.10 Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article Six shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.11.

(b) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(c) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of not less than a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company.

(d) If at any time:

(1) the Trustee shall fail to comply with Section 6.08 after written request therefor by the Company or by any Securityholder who has been a bona fide Holder of a Security for at least six (6) months, or

(2) the Trustee shall cease to be eligible under Section 6.09 and shall fail to resign after written request therefor by the Company or by any such Securityholder, or

(3) the Trustee shall become incapable of acting or a decree or order for relief under the Federal bankruptcy laws shall be entered against it or it shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or

(4) the Trustee shall commence a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or similar law or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trustee or its property or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee with respect to all Securities, or (ii) subject to Section 5.14, any Securityholder who has been a bona fide Holder of a Security for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of any one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series). If within one (1) year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Securityholders and accepted appointment in the manner hereinafter provided, any Securityholder who has been a bona fide Holder of a Security of such series for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(f) The Company shall give notice of each resignation and each removal of the Trustee in respect of the Securities of any series and each appointment of a successor Trustee in respect of the Securities of any series in the manner and to the extent set forth in Section 1.06. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its principal corporate trust office.

Section 6.11 Acceptance of Appointment by Successor.

(a) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges and any other amounts then due to such Trustee under Section 6.07, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series (including any initial appointment by the Company in connection with the establishment of the terms of a series as provided in Section 3.01), the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

(c) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

(d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article Six and under the Trust Indenture Act.

Section 6.12 Merger, Conversion, Consolidation or Succession to Business of Trustee.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided, such corporation shall be otherwise qualified and eligible under this Article Six and under the Trust Indenture Act, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 6.13 Preferential Collection of Claims Against Company.

If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of Section 311(a) of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor), excluding any creditor relationships described in Section 311(b) of the Trust Indenture Act. A Trustee who resigned or has been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated therein.

Section 6.14 Appointment of Authenticating Agent.

The Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue and exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.06, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States or any State or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 6.14, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.14, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 6.14.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided, that, such corporation shall be otherwise eligible under this Section 6.14, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.14, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give written notice of such appointment to all Holders of Securities of the series with respect to which such Authenticating Agent will serve, in the manner provided for in Section 1.06. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 6.14.

The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 6.14, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 6.07.

If an appointment with respect to one or more series is made pursuant to this Section 6.14, the Securities of such series may have endorsed thereon, in lieu of the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

“This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

,
as Trustee

By	,
as Authenticating Agent

By	,
Authorized Officer”

ARTICLE SEVEN

SECURITYHOLDERS LIST AND REPORTS BY TRUSTEE AND COMPANY

Section 7.01 Company to Furnish Trustee Names and Addresses of Securityholders.

The Company will furnish or cause to be furnished to the Trustee (a) semi-annually, not more than 15 days after each Regular Record Date with respect to the Securities of each series at the time Outstanding, a list in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Registered Securities of such series as of the preceding Regular Record Date (or a date to be determined pursuant to Section 3.01 for Original Issue Discount Securities), and (b) at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; provided, however, that so long as the Trustee is the Security Registrar with respect to the Securities of any series, no such list shall be required to be furnished with respect to Securities of such series.

Section 7.02 Preservation of Information; Communications to Securityholders.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, (i) the names and addresses of Holders of Registered Securities of any series contained in the most recent list furnished to the Trustee as provided in Section 7.01 and, (ii) the names and addresses of Holders of Registered Securities received by the Trustee in its capacity as Security Registrar.

The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

(b) The rights of Holders of Securities of any series to communicate with other Holders of Securities of such series with respect to their rights under this Indenture or under the Securities of such series and the corresponding rights and privileges of the Trustee shall be as provided by the Trust Indenture Act.

(c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Securities in accordance with Section 7.02(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 7.02(b).

Section 7.03 Reports by Trustee.

Within 60 days after May 15 in each year, commencing with the first May 15 after the first issuance of Securities pursuant to this Indenture, the Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture in accordance with and to the extent required under Section 313 of the Trust Indenture Act.

A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed and also with the Commission and with the Company. The Company will notify the Trustee when any Securities are listed on any stock exchange.

Section 7.04 Reports by Company.

The Company will:

(1) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended; or, if the Company is not required to file information, documents or reports pursuant to either of such Sections, then it will file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(3) transmit to all Holders of Securities, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to Sections 7.04(1) and (2) as may be required by rules and regulations prescribed from time to time by the Commission.

ARTICLE EIGHT

CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER

Section 8.01 Company May Consolidate, etc., Only on Certain Terms.

The Company shall not consolidate with or merge into any other Person or convey, transfer or lease all or substantially all of its properties and assets to any Person, unless:

(1) the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease all or substantially all of the properties and assets of the Company shall be a corporation, limited liability company, partnership or trust organized and existing under the laws of the United States or any State or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest, if any, on all the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

(2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; and

(3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with this Article Eight and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 8.02 Successor Corporation Substituted.

Upon any consolidation or merger, or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Company in accordance with Section 8.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities and may be liquidated and dissolved.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

Section 9.01 Supplemental Indentures Without Consent of Securityholders.

Without the consent of the Holders of any Securities, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

(2) to add to the covenants of the Company, for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series), or to surrender any right or power herein conferred upon the Company; or

(3) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, which shall not adversely affect the interests of the Holders of Outstanding Securities of any series in any material respect; or

(4) to secure payment of the Outstanding Securities equally and ratably with certain other liens as and to the extent required by this Indenture; or

(5) to add to or change any of the provisions of this Indenture to the extent necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without coupons, to change or eliminate any restrictions on the payment of principal of (or premium, if any) or interest, if any, on Registered Securities or to permit or facilitate the issuance of Securities in uncertificated form, provided, that, any such action shall not adversely affect the interests of the Holders of Outstanding Securities of any series; or

(6) to add any additional Events of Default (and if such Events of Default are to be for the benefit of less than all series of Securities stating that such Events of Default are expressly being included solely for the benefit of such series); or

(7) to make any change not otherwise permitted by this Section 9.01 that does not adversely affect the rights of any Securityholder; or

(8) to add or change or eliminate any provisions of this Indenture as shall be necessary or desirable in accordance with the Trust Indenture Act; or

(9) to establish the form and terms of Securities of any series as permitted by Sections 2.01 and 3.01; or

(10) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.11(b); or

(11) to change or eliminate any of the provisions of this Indenture, provided, that, any such change or elimination shall become effective only when there is no Outstanding Security of any series created prior to the execution of such indenture supplemental hereto which is entitled to the benefit of such provision.

Section 9.02 Supplemental Indentures with Consent of Securityholders.

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of the Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

(1) change (except for extensions pursuant to Section 3.10) the Stated Maturity of the principal of, or any installment of interest, if any, on, any Security of such series, or reduce the principal amount thereof or the rate of interest, if any, thereon or any premium payable upon the redemption thereof, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of Maturity thereof pursuant to Section 5.02, or change the Currency in which, any Security (or premium, if any) or the interest, if any, thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption or repayment, on or after the Redemption Date or Repayment Date); or

(2) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults applicable to such series hereunder and their consequences) provided for in this Indenture; or

(3) modify any of the provisions of this Section 9.01 or Section 5.13, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security of such series affected thereby.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for any Act of Securityholders under this Section 9.01 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 9.03 Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article Nine or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 9.04 Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article Nine, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities of any series affected thereby theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 9.05 Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the Trust Indenture Act as then in effect.

Section 9.06 Reference in Securities to Supplemental Indentures.

Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article Nine may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

ARTICLE TEN

COVENANTS

Section 10.01 Payment of Principal, Premium and Interest.

The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of (and premium, if any) and interest, if any, on the Securities of such series in accordance with the terms of the Securities and this Indenture. Except as otherwise specified with respect to the Securities of a series as contemplated by Section 3.01, the interest, if any, due in respect of any temporary Global Security or any Permanent Global Security shall be payable only upon presentation thereof to the Trustee for notation thereon of the payment of such interest. Unless otherwise specified with respect to Securities of any series pursuant to Section 3.01, at the option of the Company, all payments of principal may be paid by check to the registered Holder of the Registered Security or other person entitled thereto against surrender of such Security.

Section 10.02 Maintenance of Offices or Agencies.

The Company will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of such series and this Indenture may be served. The Company initially designates an office of the Trustee in the Borough of Manhattan, the City of New York, as its agency, and the Trustee is hereby appointed initially as its agent thereat, for such purposes. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the principal corporate trust office of the Trustee, and the Company hereby appoints the Trustee, as its agent to receive all such presentations, surrenders, notices and demands.

The Company may from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 10.03 Money for Securities Payments to be Held in Trust.

If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of (and premium, if any) or interest, if any, on any of the Securities of such series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest, if any, so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its failure so to act.

Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, prior to each due date of the principal of (and premium, if any) or interest, if any, on, any Securities of such series, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest, if any, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its failure so to act.

The Company will cause each Paying Agent for any series of Securities, other than the Trustee, to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 10.03, that such Paying Agent will

(1) hold all sums held by it for the payment of principal of (and premium, if any) or interest, if any, on Securities of such series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities of such series) in the making of any payment of principal of (and premium, if any) or interest, if any, on the Securities of such series; and

(3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent or then held by the Company in trust for the payment of the principal of (and premium, if any) or interest, if any, on any Security of any series and remaining unclaimed for two (2) years after such principal (and premium, if any) or interest, if any, has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company mail to each such Holder notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 10.04 Statement as to Compliance.

The Company will deliver to the Trustee, within 120 days after the end of each fiscal year (which at the date hereof ends on December 31), a written statement signed by the principal executive officer, the principal financial officer or the principal accounting officer of the Company, stating that

(1) a review of the activities of the Company during such year and of performance under this Indenture has been made under his supervision and

(2) to the best of his knowledge, based on such review, the Company has fulfilled all its obligations under this Indenture throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to him and the nature and status thereof.

Section 10.05 Waiver of Covenants.

The Company may omit in any particular instance to comply with any covenant or condition set forth in this Article Ten (other than in Section 10.01, 10.02, 10.03 or 10.04) with respect to the Securities of any series, if before or after the time for such compliance the Holders of at least a majority in principal amount of the Securities of such series at the time Outstanding shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

Section 10.06 Defeasance of Certain Obligations.

If this Section 10.06 has been specified in accordance with Section 3.01 to be applicable to Securities of any series, the Company may omit to comply with any term, provision or condition set forth in this Indenture or in any indenture supplemental hereto or Board Resolution establishing the terms of any series of Securities in accordance with Section 3.01 to which this Section 10.06 is made applicable, and Section 5.01(c) with respect to compliance with such term, provision or condition shall be deemed not to be an Event of Default, in each case with respect to the Securities of that series, when

(1) with reference to this Section 10.06, the Company has deposited or caused to be deposited with the Trustee irrevocably (irrespective of whether the conditions in Clauses (2), (3), (4), (5) and (6) below have been satisfied, but subject to the provisions of Section 4.02(b) and the last paragraph of Section 10.03), as trust funds in trust for the purpose,

(A) moneys, or

(B) securities evidencing direct general obligations of, or obligations the payment of the principal and interest of which are unconditionally guaranteed by, the United States, which obligations, or the guaranty of which, constitutes the full faith and credit obligation of the United States, which securities shall not be callable or redeemable at the option of the issuer and which securities mature and bear interest in such amount and at such times as will provide moneys, or

(C) a combination thereof,

in an amount sufficient to pay (without reinvestment) and discharge the principal of (and premium, if any) and each installment of principal of (and premium, if any) and interest, if any, on such Outstanding Securities on the Stated Maturity of such principal or installment of principal or interest, if any, or any mandatory sinking fund payments or analogous payments applicable to Securities of such series on the day on which such payments are due and payable in accordance with the terms of the Indenture and of such Securities;

(2) the Company has paid or caused to be paid all other sums payable hereunder by the Company in respect of the Securities of such series;

(3) such deposit shall not cause the Trustee with respect to the Securities of that series to have a conflicting interest for purposes of the Trust Indenture Act with respect to the Securities of any series;

(4) no Event of Default or event which with the giving of notice or lapse of time, or both, would become an Event of Default with respect to the Securities of that series shall have occurred or be continuing on the date of such deposit and no Event of Default under Section 5.01(d) or 5.01(e) or an event which with the giving of notice or lapse of time, or both, would become an Event of Default under Section 5.01(d) or 5.01(e) shall have occurred and be continuing on the 91st day after such date;

(5) the Company has delivered to the Trustee an Opinion of Counsel to the effect that Holders of the Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

(6) the Company has delivered to the Trustee (A) an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the defeasance in respect of the Securities of such series contemplated by this Section 10.06 have been complied with and (B) if securities have been deposited pursuant to Clause (1) of this Section 10.06, a certificate of independent certified public accountants stating that such securities mature and bear interest in such amounts and at such times as will (together with any moneys otherwise provided pursuant to Clause (1) of this Section 10.06) provide sufficient moneys as provided in Clause (1) of this Section 10.06.

Section 10.07 Additional Amounts.

If the Securities of a series provide for the payment of additional amounts as contemplated by Clause (12) of Section 3.01, the Company will pay to the Holder of any Security of such series additional amounts upon the terms and subject to the conditions provided therein. Whenever in this Indenture there is mentioned, in any context, the payment of the principal of (or premium, if any) or interest, if any, on or in respect of, any Security of any series or the net proceeds received at Maturity or on the sale or exchange of any Security of any series, such mention shall be deemed to include mention of the payment of additional amounts provided for in this Section 10.07 to the extent that, in such context, additional amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section 10.07 and express mention of the payment of additional amounts (if applicable) in any provisions hereof shall not be construed as excluding additional amounts in those provisions hereof where such express mention is not made.

If the Securities of a series provide for the payment of additional amounts, at least 10 days prior to the first Interest Payment Date with respect to such series (or if the Securities of such series will not bear interest prior to Maturity, the first day on which a payment of principal (and premium, if any) is made), and at least 10 days prior to each date of payment of principal (and premium, if any) or interest, if any, if there has been any change with respect to the matters set forth in the below-mentioned Officers’ Certificate, the Company will furnish the Trustee and the Company’s principal Paying Agent or Paying Agents, if other than the Trustee, with an Officers’ Certificate instructing the Trustee and such Paying Agent or Paying Agents whether such payment of principal of (or premium, if any) or interest, if any, on the Securities of such series shall be made to Holders of Securities of such series who are United States Aliens without withholding for or on account of any tax, assessment or other governmental charge described in the Securities of that series. If any such withholding shall be required, then such Officers’ Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Securities and the Company will pay to the Trustee or such Paying Agent the additional amounts, if any, required by this Section 10.07. The Company covenants to indemnify the Trustee and any Paying Agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers’ Certificate furnished pursuant to this Section 10.07.

ARTICLE ELEVEN

REDEMPTION OF SECURITIES

Section 11.01 Right of Redemption.

The Securities of each series shall be subject to such optional redemption or mandatory redemption, or both, as shall be set forth in the Board Resolution or supplemental indenture in or pursuant to which such series is established.

Section 11.02 Applicability of Article.

Redemption of Securities of any series at the election of the Company or otherwise, as permitted or required by their terms, shall be made in accordance with such terms and, except as otherwise specified pursuant to Section 3.01 for the Securities of such series, this Article Eleven.

Section 11.03 Election to Redeem; Notice to Trustee.

In case of any redemption at the election of the Company of less than all the Securities of any series, the Company shall, at least 45 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee) notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed.

Section 11.04 Selection by Trustee of Securities to be Redeemed.

Except as otherwise provided pursuant to Section 3.01, if less than all the Securities of any series are to be redeemed, the particular Securities to be redeemed shall be selected not more than 45 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal of Securities of such series of a denomination larger than $1,000. The portions of the principal of Securities so selected for partial redemption shall be equal to $1,000 or the smallest authorized denomination of the Securities of such series, whichever is greater, or an integral multiple thereof.

The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal of such Security which has been or is to be redeemed.

Section 11.05 Notice of Redemption.

Notice of redemption shall be in the manner provided in Section 1.06 not less than 30 nor more than 45 days prior to the Redemption Date, to each Holder of Securities to be redeemed.

All notices of redemption shall state:

(1) the Redemption Date,

(2) the Redemption Price,

(3) if less than all Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular Securities to be redeemed,

(4) that on the Redemption Date the Redemption Price will become due and payable upon each such Security, and that interest, if any, thereon shall cease to accrue from and after said date,

(5) the place or places where such Securities maturing after the Redemption Date are to be surrendered for payment of the Redemption Price and accrued interest, if any, which shall be the office or agency of the Company in each Place of Payment with respect to Securities of such series, and

(6) that the redemption is for a sinking fund, if such is the case.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name of and at the expense of the Company.

Failure to give such notice to the Holder of any Security or any defect in such notice given to the Holder of any Security shall not affect the validity of the proceedings for any other Security or part thereof.

Section 11.06 Deposit of Redemption Price.

Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money sufficient to pay the Redemption Price of and (except if the Redemption Date shall be an Interest Payment Date), accrued interest, if any, to the Redemption Date on all the Securities which are to be redeemed on that date.

Section 11.07 Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, together with accrued interest, if any, to the Redemption Date, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest, if any) such Securities shall cease to bear interest. Upon surrender of such Securities for redemption in accordance with said notice, such Securities shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that, unless otherwise specified with respect to the Securities of such series pursuant to Section 3.01, installments of any interest on Registered Securities of such series the Stated Maturity of which interest is on or prior to the Redemption Date shall be payable (but without interest thereon, unless the Company shall default in the payment thereof) to the Holders of such Registered Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Dates according to their terms and the provisions of Section 3.07.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Security (or, in the case of any Original Issue Discount Security, such Security’s Yield to Maturity).

Section 11.08 Securities Redeemed in Part.

Any Registered Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Registered Security or Registered Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Registered Security so surrendered. Any Permanent Global Security which is to be redeemed only in part shall be so surrendered, and the Company shall execute, and the Trustee shall authenticate and deliver to the depositary for such Permanent Global Security, without service charge, a new Permanent Global Security in a denomination equal to and in exchange for the unredeemed portion of the principal of the Permanent Global Security so surrendered.

ARTICLE TWELVE

SINKING FUNDS

Section 12.01 Applicability of Article.

Redemption or retirement of Securities of any series through operation of a sinking fund, as permitted or required by their terms, shall be made in accordance with such terms and, except as otherwise specified as contemplated by Section 3.01 for the Securities of such series, this Article Twelve.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “optional sinking fund payment”. If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 12.02. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of the Securities of such series.

Section 12.02 Satisfaction of Sinking Fund Payments with Securities.

The Company (1) may deliver Outstanding Securities of a series (other than any previously called for redemption), and (2) may apply as a credit Securities of a series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series required to be made pursuant to the terms of such Securities as provided for by the terms of such series; provided, however, that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

Section 12.03 Redemption of Securities for Sinking Fund.

Not less than 60 days prior to each sinking fund payment date for any series of Securities or such shorter period as shall be satisfactory to the Trustee, the Company will deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing sinking fund payment for Securities of such series pursuant to the terms of such Securities, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of such series pursuant to Section 12.02 and will also deliver to the Trustee any Securities to be so delivered. The Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 11.04 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 11.05. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 11.07 and 11.08.

ARTICLE THIRTEEN

[INTENTIONALLY OMITTED]

ARTICLE FOURTEEN

REPAYMENT AT THE OPTION OF HOLDERS

Section 14.01 Applicability of Article.

Securities of any series which are repayable at the option of the Holders thereof before their Stated Maturity shall be repaid in accordance with their terms and (except as otherwise specified pursuant to Section 3.01 for Securities of such series) in accordance with this Article Fourteen.

Section 14.02 Repayment of Securities.

Each Security which is subject to repayment in whole or in part at the option of the Holder thereof on a Repayment Date shall, unless otherwise provided in its terms, be repaid at the applicable Repayment Price together with interest accrued to such Repayment Date as specified pursuant to Section 3.01.

Section 14.03 Exercise of Option; Notice.

Each Holder desiring to exercise such Holder’s option for repayment shall, as conditions to such repayment, surrender the Security to be repaid in whole or in part together with written notice of the exercise of such option at any office or agency of the Company in the Place of Payment, not less than 30 nor more than 45 days prior to the Repayment Date. Such notice, which shall be irrevocable, shall specify the principal amount of such Security to be repaid, which shall be equal to the minimum authorized denomination for such Security or an integral multiple thereof, and shall identify the Security to be repaid and, in the case of a partial repayment of the Security, shall specify the denominations of the Security or Securities of the same series to be issued to the Holder for the portion of the principal of the Security surrendered which is not to be repaid.

The Company shall execute and the Trustee shall authenticate and deliver without service charge to the Holder of any Registered Security so surrendered a new Registered Security or Securities of the same series, of any authorized denomination specified in the foregoing notice, in an aggregate principal amount equal to any portion of the principal of the Registered Security so surrendered which is not to be repaid.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the repayment of Securities shall relate, in the case of any Security repaid or to be repaid in part, to the portion of the principal of such Security which has been or is to be repaid.

Section 14.04 Securities Payable on the Repayment Date.

Notice of exercise of the option of repayment having been given and the Securities so to be repaid having been surrendered as aforesaid, such Securities shall, on the Repayment Date become due and payable at the price therein specified and from and after the Repayment Date such Securities shall cease to bear interest and shall be paid on the Repayment Date, unless the Company shall default in the payment of such price in which case the Company shall continue to be obligated for the principal amount of such Securities and shall be obligated to pay interest on such principal amount at the rate borne by such Securities from time to time until payment in full of such principal amount.

ARTICLE FIFTEEN

IMMUNITY OF INCORPORATORS, SHAREHOLDERS,

OFFICERS AND DIRECTORS

Section 15.01 Exemption from Individual Liability.

No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any Security, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, shareholders, officers or directors, as such, of the Company or of any successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom; and that any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, shareholder, officer or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any Securities of any series implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of such Securities.

This Indenture may be executed in any number of counterparts, each of which will be deemed to be an original, but all such counterparts together will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

ORBCOMM INC.

By:
Name:
Title:

[ ], as Trustee

By:
Name:
Title: